UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 15, 2016

General Steel Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-33717	41-2079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 2, Building G,
No. 2A Chen Jia Lin, Ba Li Zhuang,
Chaoyang District, Beijing, China 100025

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+ 86 (10) 85723073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of the Acquisition or Sale of Assets

In the Current Report on Form 8-K filed on January 5, 2016 with the Securities and Exchange Commission (the “Initial Form 8-K”), General Steel Holdings, Inc. (the “Company”) disclosed that its Board of Directors of approved the entry by its 100% owned subsidiary, General Steel Investment Co., Ltd. (“BVI”), into a Sales and Purchase Agreement (the “Sale Agreement”) with Victory Energy Resource Limited (“Victory Energy”), a Hong Kong registered company indirectly owned by the Company’s Chairman, Henry Yu, pursuant to which BVI sold its 100% equity ownership in General Steel (China) Co., Ltd. (“GS China”) to Victory Energy for $1 million. At the time the Initial Form 8-K was filed, the purchase price had not yet been paid and the share transfer had not been registered with the State Administration for Industry and Commerce (the “SAIC”)

As of March 15, 2016, the purchase price has been paid in full and the share transfer has been approved and registered with the SAIC. As a result, the transaction has now been completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL STEEL HOLDINGS, INC.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: March 18, 2016